                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549



                                  FORM 8-K/A


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 29, 1999

                           -------------------------


                         CRESTLINE CAPITAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                  Maryland                                 1-14635                          52-2151967
(State or Other Jurisdiction of Incorporation)    (Commission File Number)    (I.R.S. Employer Identification Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principle Executive Offices) (Zip Code)



                         ----------------------------



       Registrant's Telephone Number, Including Area Code (240) 694-2000

                                   FORM 8-K

Item 2.  Acquisition or Disposition of Assets


     Crestline Capital Corporation (the "Company") hereby amends its Current Report on Form 8-K dated March 29, 1999 by filing financial statements of an acquired business, Marriott Residence Inn USA Limited Partnership, and certain pro forma financial information for the Company.

     Certain matters discussed herein or delivered in connection with this Form 8-K/A are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates" or "anticipates" or the negative thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements of the Company to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. These may include: (i) national and local economic and business conditions or governmental regulations that will affect demand, prices, wages or other costs for hotels and senior living communities; (ii) the level of rates and occupancy that can be achieved by such properties; (iii ) the Company's ability to compete effectively in areas such as access, location, quality of properties and rate structures; (iv) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (v) the availability and terms of financing; (vi) governmental actions and initiatives including tax law changes that may eliminate the need for a lease structure by lodging and senior living REITs; (vii) changes to the public pay systems for medical care and the need for compliance with environmental, licensure and safety requirements; and
(viii) the effect on the Company of the Year 2000 issue. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions and business opportunities, it can give no assurance that its expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Item 7.  Financial Statements and Exhibits

         (a)    Financial statements of acquired business.

                                                                 Page
                                                                 ----
Condensed Balance Sheet as of March 31, 1999 (unaudited)........   4
Condensed Statements of Operations for the Three Months Ended
   March 31, 1999 and 1998 (unaudited)..........................   5
Condensed Statements of Cash Flows for the Three Months Ended
   March 31, 1999 and 1998 (unaudited)..........................   6
Notes to Condensed Financial Statements (unaudited).............   7
Report of Independent Accountants...............................   8
Balance Sheets as of December 31, 1998 and 1997.................   9
Statements of Operations for the Years Ended
   December 31, 1998, 1997 and 1996.............................  10
Statements of Changes in Partners' Capital for the Years Ended
   December 31, 1998, 1997 and 1996.............................  11
Statements of Cash Flows for the Years Ended
   December 31, 1998, 1997 and 1996.............................  12
Notes to Financial Statements...................................  13

         (b)    Pro forma financial information.

Pro Forma Financial Information.................................  20
Unaudited Pro Forma Consolidated Balance Sheet
   as of March 26, 1999.........................................  21
Unaudited Pro Forma Consolidated Statement of Operations
   for the Twelve Weeks Ended March 26, 1999....................  22
Unaudited Pro Forma Statement of Operations for the
   Fiscal Year Ended January 1, 1999............................  23
Notes to Unaudited Pro Forma Financial Statements...............  24


         (c)   Exhibits.



                                 SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Crestline Capital Corporation



                              By:/s/ Larry K. Harvey
                                 -------------------
                                 Larry K. Harvey

Date:  May 26, 1999              Senior Vice President and Corporate Controller
       ------------

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            CONDENSED BALANCE SHEET
                              As of March 31, 1999
                                  (unaudited)

                              ASSETS
Property and equipment, net........................................ $76,027,932
Cash and cash equivalents..........................................   8,459,534
Due from Residence Inn by Marriott, Inc............................   1,906,299
Property improvement fund..........................................   1,446,601
Other assets.......................................................     704,104
                                                                    -----------
                                                                    $88,544,470
                                                                    ===========
                 LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Mortgage debt.................................................... $54,478,029
  Deferred incentive management fee due to Residence Inn by
   Marriott, Inc...................................................   1,145,122
  Accounts payable and accrued expenses............................     411,516
                                                                    -----------
    Total Liabilities..............................................  56,034,667
                                                                    -----------
PARTNERS' CAPITAL
  General Partner..................................................   3,403,642
  Limited Partners.................................................  29,106,162
                                                                    -----------
    Total Partners' Capital........................................  32,509,803
                                                                    -----------
                                                                    $88,544,470
                                                                    ===========


                  See Notes to Condensed Financial Statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                         Three Months Ended
                                                       ------------------------
                                                        March 31,    March 31,
                                                          1999         1998
                                                       -----------  -----------
REVENUES
  Inn revenues
    Suites............................................ $ 9,287,496  $ 9,074,529
    Other.............................................     455,439      440,247
                                                       -----------  -----------
      Total Inn revenues..............................   9,742,935    9,514,776
                                                       -----------  -----------
OPERATING COSTS AND EXPENSES
  Property-level costs and expenses
    Suites............................................   1,949,878    1,797,638
    Other operating departments.......................     229,919      237,216
    Other Inn operating expenses......................   2,511,839    2,418,248
                                                       -----------  -----------
      Total Inn property-level costs and expenses.....   4,691,636    4,453,102
  Depreciation and amortization.......................     676,264      958,991
  Incentive management fee............................     232,179      246,365
  Residence Inn system fee............................     371,499      362,981
  Property taxes......................................     372,356      373,700
  Base management fee.................................     194,859      190,296
  Equipment rent and other............................      69,278       66,737
                                                       -----------  -----------
                                                         6,608,071    6,652,172
                                                       -----------  -----------
OPERATING PROFIT......................................   3,134,864    2,862,604
  Interest expense....................................  (1,192,383)  (1,432,599)
  Interest income.....................................      95,536       63,528
                                                       -----------  -----------
NET INCOME............................................ $ 2,038,017  $ 1,493,533
                                                       ===========  ===========
ALLOCATION OF NET INCOME
  General Partner..................................... $   101,901  $    74,677
  Limited Partners....................................   1,936,116    1,418,856
                                                       -----------  -----------
                                                       $ 2,038,017  $ 1,493,533
                                                       ===========  ===========
NET INCOME PER LIMITED PARTNER UNIT
  (608 Units)......................................... $     3,184  $     2,334
                                                       ===========  ===========

                  See Notes to Condensed Financial Statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                       Three Months Ended
                                                  -----------------------------
                                                  March 31, 1999 March 31, 1998
                                                  -------------- --------------
OPERATING ACTIVITIES
  Net income....................................    $2,038,017     $1,493,533
  Noncash items.................................       698,399      1,056,108
  Changes in operating accounts.................      (104,154)      (518,108)
                                                    ----------     ----------
    Cash provided by operating activities.......     2,632,262      2,031,533
                                                    ----------     ----------
INVESTING ACTIVITIES
  Change in property improvement fund...........      (325,604)      (405,185)
  Additions to property and equipment...........      (170,626)       (84,079)
                                                    ----------     ----------
    Cash used in investing activities...........      (496,230)      (489,264)
                                                    ----------     ----------
FINANCING ACTIVITIES
  Principal payments on mortgage debt...........      (150,000)      (201,765)
  Capital distributions to partners.............           --      (2,934,400)
                                                    ----------     ----------
    Cash used in financing activities...........      (150,000)    (3,136,165)
                                                    ----------     ----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS....................................     1,986,032     (1,593,896)
CASH AND CASH EQUIVALENTS, at beginning of
 period.........................................     6,473,502      3,701,029
                                                    ----------     ----------
CASH AND CASH EQUIVALENTS, at end of period.....    $8,459,534     $2,107,133
                                                    ==========     ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
    Cash paid for mortgage interest.............    $  772,714     $1,337,113
                                                    ==========     ==========


                  See Notes to Condensed Financial Statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

   1. The accompanying condensed financial statements have been prepared by Marriott Residence Inn USA Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying financial statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's financial statements and notes thereto included herein.

   In the opinion of the Partnership, the accompanying condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

   For financial reporting purposes, the net income of the Partnership is allocated 95% to the limited partners and 5% to RIBM Three LLC (the "General Partner"). Significant differences exist between the net income for financial reporting purposes and the net income for Federal income tax purposes. These differences are due primarily to the use, for Federal income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of the recognition of incentive management fee expense.

   2. Revenues represent the gross sales generated by the Partnership's Inns. On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board reached a consensus on EITF 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   The Partnership considered the impact of EITF 97-2 on its condensed financial statements and determined that EITF 97-2 requires the Partnership to include property-level sales and operating expenses of its Inns in its statement of operations for the period during which the Partnership operated the Inns through a management agreement. The Partnership has given retroactive effect to the adoption of EITF 97-2 in the accompanying condensed statement of operations. Application of EITF 97-2 to the financial statements for the three months ended March 31, 1999 and 1998, increased both revenues and operating expenses by $4.7 million, and $4.5 million, respectively, and had no impact on operating profit or net income.

   3. Certain reclassifications were made to prior year financial statements to conform to the 1999 presentation.

   4. On March 29, 1999, Crestline Capital Corporation acquired 474 limited partner units, or a 74% interest in the Partnership. In May 1999, Crestline acquired an additional 20 limited partner units for $1.6 million in cash increasing Crestline's ownership to a 77% limited partnership interest in the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Limited Partners of
Marriott Residence Inn USA Limited Partnership:

   We have audited the accompanying balance sheets of Marriott Residence Inn USA Limited Partnership (a Delaware limited partnership) as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marriott Residence Inn USA Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.

   As discussed in Note 2 to the financial statements, the Partnership has given retroactive effect to the change to include property-level revenues and operating expenses of its inns in the statement of operations.

                                          Arthur Andersen LLP

Washington, D.C.
May 18, 1999

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                                 BALANCE SHEET
                           December 31, 1998 and 1997

                                                       1998           1997
                                                   -------------  ------------
                      ASSETS
Property and equipment, net....................... $  76,522,171  $ 79,327,711
Cash and cash equivalents.........................     6,473,502     3,701,029
Property improvement fund.........................     1,120,997       681,891
Due from Residence Inn by Marriott, Inc. and
 affiliates.......................................     1,327,153     1,018,453
Other assets......................................       737,638     1,080,130
                                                   -------------  ------------
  Total assets.................................... $  86,181,461  $ 85,809,214
                                                   =============  ============
        LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Mortgage debt................................... $  54,628,029  $ 55,465,042
  Accounts payable and accrued expenses...........        13,524       482,931
  Deferred incentive management fees payable to
   Residence Inn by Marriott, Inc. and
   affiliates.....................................     1,068,122       421,346
                                                   -------------  ------------
    Total liabilities.............................    55,709,675    56,369,319
                                                   -------------  ------------
PARTNERS' CAPITAL
  General Partner
    Capital contributions, net of offering costs
     of $70,681...................................     3,129,319     3,129,319
    Cumulative net income.........................     1,542,020     1,247,705
    Capital distributions.........................    (1,369,601)     (953,601)
                                                   -------------  ------------
      Total general partners' capital.............     3,301,738     3,423,423
                                                   -------------  ------------
  Limited Partners
    Capital contributions, net of offering costs
     of $3,692,932................................    93,978,130    93,978,130
    Cumulative net income.........................    34,578,858    28,986,877
    Capital distributions.........................  (101,386,940)  (96,948,535)
                                                   -------------  ------------
      Total limited partners' capital.............    27,170,048    26,016,472
                                                   -------------  ------------
      Total partners' capital.....................    30,471,786    29,439,895
                                                   -------------  ------------
    Total liabilities and partners' capital....... $  86,181,461  $ 85,809,214
                                                   =============  ============

   The accompanying notes are an integral part of these financial statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1998, 1997 and 1996

                                           1998         1997         1996
                                        -----------  -----------  -----------
REVENUES
  Suites............................... $38,766,657  $37,922,552  $36,788,045
  Other operating departments..........   1,997,330    1,953,354    1,936,057
                                        -----------  -----------  -----------
      Total revenues...................  40,763,987   39,875,906   38,724,102
                                        -----------  -----------  -----------
OPERATING COSTS AND EXPENSES
  Property-level costs and expenses
    Suites.............................   8,020,529    7,522,464    7,297,185
    Other operating departments........     972,812      735,431      717,598
    Other Inn operating expenses.......  10,515,512    9,845,183    9,813,711
                                        -----------  -----------  -----------
      Total property-level costs and
       expenses........................  19,508,853   18,103,078   17,828,494
  Depreciation and amortization........   4,293,394    4,048,361    3,726,389
  Residence Inn system fee.............   1,550,666    1,516,902    1,471,520
  Property taxes.......................   1,514,981    1,427,637    1,426,548
  Incentive management fee.............   1,081,786    1,223,705      467,633
  Base management fee..................     815,280      797,518      774,482
  Equipment rent and other.............     680,167      757,442      663,614
                                        -----------  -----------  -----------
      Total operating costs and
       expenses........................  29,445,127   27,874,643   26,358,680
                                        -----------  -----------  -----------
OPERATING PROFIT.......................  11,318,860   12,001,263   12,365,422
  Interest expense.....................  (5,697,301)  (5,895,884)  (6,377,022)
  Interest income......................     264,737      307,689      426,748
                                        -----------  -----------  -----------
NET INCOME............................. $ 5,886,296  $ 6,413,068  $ 6,415,148
                                        ===========  ===========  ===========
ALLOCATION OF NET INCOME
  General Partner......................     294,315  $   320,653  $   320,757
  Limited Partners.....................   5,591,981    6,092,415    6,094,391
                                        -----------  -----------  -----------
                                        $ 5,886,296  $ 6,413,068  $ 6,415,148
                                        ===========  ===========  ===========
NET INCOME PER LIMITED PARTNER UNIT
 (608 Units)........................... $     9,197  $    10,020  $    10,024
                                        ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              For the Years Ended December 31, 1998, 1997 and 1996

                                            General      Limited
                                            Partner     Partners       Total
                                           ----------  -----------  -----------
Balance, December 31, 1995................ $3,498,063  $25,998,482  $29,496,545
  Capital distributions...................   (364,050)  (7,031,216)  (7,395,266)
  Net income..............................    320,757    6,094,391    6,415,148
                                           ----------  -----------  -----------
Balance, December 31, 1996................  3,454,770   25,061,657   28,516,427
  Capital distributions...................   (352,000)  (5,137,600)  (5,489,600)
  Net income..............................    320,653    6,092,415    6,413,068
                                           ----------  -----------  -----------
Balance, December 31, 1997................  3,423,423   26,016,472   29,439,895
  Capital distributions...................   (416,000)  (4,438,405)  (4,854,405)
  Net income..............................    294,315    5,591,981    5,886,296
                                           ----------  -----------  -----------
Balance, December 31, 1998................ $3,301,738  $27,170,048  $30,471,786
                                           ==========  ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1998, 1997 and 1996

                                            1998          1997         1996
                                         -----------  ------------  -----------
OPERATING ACTIVITIES
  Net income...........................  $ 5,886,296  $  6,413,068  $ 6,415,148
  Noncash items:
    Depreciation and amortization......    4,293,394     4,048,361    3,726,389
    Amortization of deferred financing
     costs as interest expense.........      385,678       388,465      388,465
  Working capital changes:
    Due from Residence Inn by Marriott,
     Inc...............................     (308,700)        6,540     (215,850)
    Accounts payable and accrued
     expenses..........................      177,369       371,604      (27,653)
                                         -----------  ------------  -----------
      Cash provided by operations......   10,434,037    11,228,038   10,286,499
                                         -----------  ------------  -----------
INVESTING ACTIVITIES
  Additions to property and equipment..   (1,442,258)   (4,907,987)  (1,916,314)
  Change in restricted cash............          --      3,793,208          --
  Changes in property improvement fund,
   net.................................     (439,106)    2,512,082     (241,522)
                                         -----------  ------------  -----------
    Cash (used in) provided by
     investing activities..............   (1,881,364)    1,397,303   (2,157,836)
                                         -----------  ------------  -----------
FINANCING ACTIVITIES
  Capital distributions................   (4,854,405)   (5,489,600)  (7,395,266)
  Payment of financing costs...........      (88,782)          --           --
  Repayment of mortgage principal......     (837,013)     (760,233)  (6,122,816)
  (Repayments of) proceeds from note
   payable to Host Marriott
   Corporation.........................          --     (5,392,667)   5,392,667
                                         -----------  ------------  -----------
      Cash used in financing
       activities......................   (5,780,200)  (11,642,500)  (8,125,415)
                                         -----------  ------------  -----------
INCREASE IN CASH AND CASH EQUIVALENTS..    2,772,473       982,841        3,248
CASH AND CASH EQUIVALENTS, beginning of
 year..................................    3,701,029     2,718,188    2,714,940
                                         -----------  ------------  -----------
CASH AND CASH EQUIVALENTS, end of
 year..................................  $ 6,473,502  $  3,701,029  $ 2,718,188
                                         ===========  ============  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for interest...............  $ 5,758,000  $  5,556,000  $ 5,989,000
                                         ===========  ============  ===========


   The accompanying notes are an integral part of these financial statements.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

Note 1. The Partnership

 Description of the Partnership

   Marriott Residence Inn USA Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed to acquire, own and operate 11 Residence Inn by Marriott hotels (the "Inns"). The Inns are located in eight states and have a total of 1,294 suites. The Inns are managed by Residence Inn by Marriott, Inc. (the "Manager"), a wholly-owned subsidiary of Marriott International, Inc. ("MII"), as part of the Residence Inn by Marriott hotel system.

   The Partnership was formed on August 21, 1991 and operations commenced on December 30, 1991 (the "Closing Date"). On the Closing Date, the Inns were contributed to the Partnership pursuant to the terms of a contribution agreement between Host Marriott, the Manager, several wholly-owned subsidiaries of Host Marriott (collectively, the "Contributing Limited Partners") and the Partnership. In consideration for their contribution, the Contributing Limited Partners received 608 limited partner interests ("Units"), representing a 95% interest, and the proceeds of a $58,000,000 mortgage loan (see Note 5). The General Partner contributed $3,200,000 for a 5% interest in the Partnership.

   On June 30, 1992 (the "Initial Equity Closing Date"), the Contributing Limited Partners transferred 170 Units to non-Host Marriott investors. All remaining Units were transferred between December 31, 1992 and December 2, 1994. For U.S. Federal income tax reporting purposes (IRC Section 708(b)(1)(B)), a termination of the Partnership occurred on March 15, 1993 (the "Remeasurement Date") as a result of the sale of 50% of the interests in the Partnership's capital and profits in the previous twelve months. As a result of the termination, for tax purposes, the Partnership was treated as distributing its properties to the partners who immediately thereafter contributed the properties to a new partnership. There were no adjustments made to these financial statements as a result of this termination. However, on a tax basis, under applicable U.S. Federal income tax regulations, the carrying value of the property and equipment were adjusted to reflect its fair market value on the Remeasurement Date.

   On April 17, 1998, Host Marriott Corporation ("Host Marriott"), the parent of RIBM Three LLC, the sole general partner of the partnership (the "General Partner"), announced that its Board of Directors authorized the Company to reorganize its business operations to qualify as a real estate investment trust ("REIT") to become effective as of January 1, 1999 (the "REIT Conversion"). On December 29, 1998, Host Marriott announced that it had completed substantially all the steps necessary to complete the REIT Conversion, including spinning off Crestline Capital Corporation, to the shareholders of Host Marriott, ("Crestline Capital") and expected to qualify as a REIT under the applicable Federal income tax laws beginning January 1, 1999. Subsequent to the REIT Conversion, Host Marriott is referred to as Host REIT. In connection with the REIT Conversion, Host REIT contributed substantially all of its hotel assets to a newly formed partnership, Host Marriott L.P. ("Host LP").

   On December 24, 1998, in connection with Host Marriott's conversion to a real estate investment trust (the "Conversion"), the name of the general partner changed from Marriott RIBM Three Corporation to RIBM Three LLC. Prior to the Conversion, the General Partner was a wholly-owned subsidiary of Host Marriott. Pursuant to the Conversion, Host Marriott contributed a 1% Class A managing interest in the General Partner to Host Marriott L.P., and a 99% Class B interest in the General Partner to Rockledge Hotel Properties, Inc., a non-controlled subsidiary of Host Marriott L.P. In March 1999, Crestline Capital purchased a 74% limited partner interest in the Partnership for $34.4 million from the limited partners.

                MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

 Partnership Allocations and Distributions

   Pursuant to the terms of the partnership agreement, Partnership allocations, for U.S. Federal income tax purposes, and distributions subsequent to the Initial Equity Closing Date are generally made as follows:

     a. Cash available for distribution will generally be distributed (i) first, 100% to the limited partners, until the limited partners have received, with respect to such year, an amount equal to 11% of their average daily outstanding Net Invested Capital, defined as the excess of capital contributions over cumulative distributions of net refinancing and/or sales proceeds ("Capital Receipts"); (ii) second, 100% to the General Partner until the General Partner has received, with respect to such year, an amount equal to 11% of Net Invested Capital; (iii) third, 5% to the General Partner and 95% to the limited partners, until the partners have received cumulative distributions of Capital Receipts equal to the partners' capital contributions; and (iv) thereafter, 15% to the General Partner and 85% to the limited partners.

     b. Capital Receipts not retained by the Partnership will be distributed
  (i) first, 100% to the limited partners until the limited partners have received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (ii) second, 100% to the limited partners until the partners have received cumulative distributions of Capital Receipts equal to their capital contributions; (iii) third, 100% to the General Partner until the General Partner has received an amount equal to the unpaid portion of a 14% return on Net Invested Capital; (iv) fourth, 100% to the General Partner until the General Partner has received cumulative distributions of Capital Receipts equal to its capital contribution; and
  (v) thereafter, 15% to the General Partner and 85% to the limited partners.

     c. Proceeds from the sale of substantially all of the assets of the Partnership will be distributed to the partners in accordance with their capital account balances as adjusted to take into account gain or loss resulting from such sale.

     d. Net profits will generally be allocated to the partners in proportion to the distributions of cash available for distribution; however, the General Partner will not be allocated less than 1%.

     e. Net losses will generally be allocated 5% to the General Partner and 95% to the limited partners.

     f. Gain recognized by the Partnership will generally be allocated (i) first, to all partners whose capital accounts have negative balances until such balances are brought to zero; (ii) next, to all partners in the amount necessary to bring their respective capital account balances to an amount equal to their Net Invested Capital plus a 14% return on Net Invested Capital; and (iii) thereafter, in amounts necessary to bring the ratio of the General Partner and limited partners' capital account balances in excess of capital priority amounts, as defined, to 15% and 85%, respectively.

     g. Losses recognized by the Partnership will generally be allocated (i) first, 85% to limited partners and 15% to the General Partner until positive capital account balances in excess of capital priority amounts, as defined, have been eliminated; (ii) next, to all partners whose capital accounts have positive balances until such balances have been eliminated; and (iii) thereafter, 100% to the General Partner.

   For financial reporting purposes, net profits and losses are allocated among partners based upon their stated interests in cash available for distributions.

Note 2. Summary of Significant Accounting Policies

 Basis of Accounting

   The Partnership's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Partnership considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

 Property and Equipment

   Property and equipment is recorded at cost. Property and equipment contributed by Host Marriott and its affiliates has been recorded at its carryover basis. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

     Buildings and improvements......................................   40 years
     Furniture and equipment......................................... 4-10 years

   All property and equipment is pledged as security for the mortgage debt described in Note 5.

   The Partnership assesses impairment of its real estate properties based on whether estimated undiscounted future cash flows from such properties on an individual property basis will be less than their net book value. If a property is impaired, its basis is adjusted to fair market value.

 Restricted Cash Reserve

   A restricted cash reserve was available to support distributions to the limited partners if, and to the extent, cash distributions for any year through 1996 otherwise would be insufficient to provide the limited partners an annualized return on the limited partners' capital contributions equal to 11% for 1996 and 10.75% for 1995. The remaining balance in the restricted cash reserve at February 15, 1997 became part of the Partnership's general working capital and was used to repay the note payable due to Host Marriott (see Note
5).

 Deferred Financing Costs

   Deferred financing costs represent the costs incurred in connection with obtaining the mortgage debt and amendments (see Note 5) and are amortized using the straight-line method, which approximates the effective interest method, over the term of the loan. The Partnership paid $88,782 in financing costs during the year ended December 31, 1998 in connection with the extension of the mortgage debt. Accumulated amortization of the deferred financing costs was $2,719,501 and $2,333,822 as of December 31, 1998 and 1997, respectively.

 Revenues and Expenses

   Revenues primarily represent gross revenues generated by the Inns.

   On November 20, 1997, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on EITF 97-2 "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

Management Arrangements." EITF 97-2 addresses the circumstances in which a management entity may include the revenues and expenses of a managed entity in its financial statements.

   The Partnership assessed the impact of EITF 97-2 on its financial statements and determined that EITF 97-2 requires the Partnership to include property-level revenues and operating expenses of its Inns in its Statement of Operations. The Partnership has given retroactive effect to the adoption of EITF 97-2 in the accompanying statement of operations. Application of EITF 97-2 to the financial statements for the years ended December 31, 1998, 1997 and 1996 increased both revenues and operating expenses by approximately $19.5 million, $18.1 million and $17.8 million, respectively, and had no impact on operating profit or net income.

 Interest Rate Swap Agreement

   The Partnership entered into an interest rate swap agreement to convert certain portions of its variable rate debt to a fixed rate basis. The interest rate differential to be paid or received on the interest rate swap agreement is accrued as interest rates change and is recognized as an adjustment to interest expense (see Note 5).

 Income Taxes

   Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes, but rather, allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods, shorter depreciable lives for the assets, differences in the timing of recognition of certain fees and straight-line rent adjustments. As a result of these differences, the excess of the tax basis in Partnership net liabilities over the Partnership net liabilities reported in the accompanying financial statements is $7,218,000 and $9,907,000 as of December 31, 1998 and 1997, respectively.

 Reclassifications

   Certain prior year amounts have been reclassified to conform with current year presentation.

Note 3. Property and Equipment

  Property and equipment consists of the following as of December 31:

                                                         1998          1997
                                                     ------------  ------------
   Land and improvements............................ $  9,710,712  $  9,658,977
   Buildings and improvements.......................   73,470,126    73,039,408
   Furniture and equipment..........................   18,742,798    17,782,993
                                                     ------------  ------------
                                                      101,923,636   100,481,378
   Less accumulated depreciation....................  (25,401,465)  (21,153,667)
                                                     ------------  ------------
                                                     $ 76,522,171  $ 79,327,711
                                                     ============  ============

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

Note 4. Estimated Fair Value of Financial Instruments

   The estimated fair value of financial instruments is shown below. Fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts:

                             As of December 31, 1998    As of December 31, 1997
                            -------------------------- --------------------------
                             Carrying   Estimated Fair  Carrying   Estimated Fair
                              Amount        Value        Amount        Value
                            ----------- -------------- ----------- --------------
   Mortgage debt........... $54,628,029  $54,628,029   $55,465,042  $56,808,151
   Interest Rate Swap
    Agreement.............. $       --   $       --    $       --   $   532,231

   The estimated fair value of the mortgage debt are based on the expected future debt service payments discounted at risk adjusted rates.

   The estimated fair value of the interest rate swap agreement is based on the estimated amount the Partnership would pay or receive to terminate the agreement. The notional amount of the agreement was $25,836,467 at December 31, 1997. The Swap Agreement expired on December 31, 1998.

Note 5. Debt

 Term Loan

   On the Closing Date, the Partnership entered into a loan agreement with a life insurance company, as lead lender and servicer, to provide $58,000,000 of non-recourse debt (the "Term Loan"). The Term Loan was amortized on the basis of a 25-year amortization schedule which commenced in March 1994 and matured on December 31, 1998.

   The Term Loan was evidenced by (i) promissory notes aggregating $31,000,000 (the "Fixed Rate Notes") which bore interest at a fixed rate of 9.66% per annum and (ii) promissory notes aggregating $27,000,000 (the "Floating Rate Notes") which bore interest at 1.85 percentage points over the three-month London Interbank Offered Rate. On the Closing Date, the Partnership entered into an interest rate swap agreement (the "Swap Agreement") with a third party to effectively fix the interest rate on the Floating Rate Notes at 9.66% per annum until maturity of the Term Loan. The counterparty's obligations under the Swap Agreement were guaranteed by the parent company of the counterparty, a national investment banking institution. There was no nonperformance by the counterparty during the term of the agreement. The Partnership's obligations under the Swap Agreement were secured by a pledge of collateral by the General Partner. The Swap Agreement expired on December 31, 1998.

   On December 31, 1998, the Term Loan was amended such that its maturity date was extended from December 31, 1998 to December 31, 1999. The Term Loan was extended for only one year in anticipation of a possible sale of the Partnership's hotels in 1999. As a result of the Amendment, the Fixed Rate Notes and Floating Rate Notes were consolidated into a single indebtedness in the principal amount of $54,628,029 (the "Amended Term Loan"). The Amended Term Loan bears interest at 3.3 percentage points over the three-month LIBOR (the "Contract Rate"). The Contract Rate in effect on December 31, 1998 was 8.6%. On the Amendment date, the Partnership made the following payments: (1) $529,740 in interest due and payable on the Term Loan, (2) a $50,000 underwriting fee payable in connection with the Amendment, and (3) $38,782 in legal fees. Beginning February 1, 1999, monthly principal payments of $75,000 will be made on the Amended Term Loan, in addition to monthly interest payments calculated on the basis of the Contract Rate and the outstanding principal balance. All unpaid principal and interest is due at the maturity of the Amended Term Loan on December 31, 1999.

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

   The Amended Term Loan is secured by first mortgages on the Partnership's fee or leasehold interest in ten of the Inns (the "Term Loan Inns"), a security interest in all personal property associated with the Term Loan Inns including furniture and equipment, inventory, contracts and other general intangibles, and an assignment of the Partnership's rights under the management agreement.

 Raleigh Mortgage Loan

   On the Closing Date, the Partnership assumed one of the Contributing Limited Partner's obligations under a nonrecourse mortgage loan in the original principal amount of $5,900,000 with respect to the Raleigh Inn. The loan carried a fixed interest rate of 10.25% and required monthly payments of interest and principal, based on a 30-year amortization schedule, until maturity on July 1, 1996. On July 1, 1996, the Raleigh Mortgage Loan was fully repaid with proceeds advanced under a loan from Host Marriott.

 Note Payable to Host Marriott

   On July 1, 1996, the Raleigh Mortgage Loan was repaid in full with proceeds of a $5,392,667 unsecured nonrecourse loan from Host Marriott. Interest on the loan accrues at prime plus one percent. The loan matured on April 30, 1997 with the entire balance due at that time. The Partnership repaid the loan with funds released from the restricted cash reserve and cash from Partnership operating activity. During 1997 and 1996, $160,500 and $209,100, respectively, of interest was paid to Host Marriott. The weighted average interest rate was 9.36% and 9.25% for the years ended December 31, 1997 and 1996, respectively.

Note 6. Management Agreement

   The Manager operates the Inns pursuant to a long-term management agreement with an initial term expiring December 30, 2011. The Manager has the option to extend the agreement on one or more Inns for up to five 10-year terms. The Manager earns a base management fee equal to 2% of the Inns' gross revenues, which is subordinate to payment of qualifying debt service payments, a provision for Partnership administrative expenses and retention by the Partnership of annual cash flow from operations of $7,040,000. The Manager is also entitled to an incentive management fee equal to 20% of operating profit, as defined, in excess of $9,500,000 for each calendar year. The incentive management fee is payable out of 50% of cash flow from operations remaining after payment of debt service, provision for Partnership administrative expenses, retention by the Partnership of annual cash flow from operations of $7,040,000, payment of current base management fees, payment of amounts due pursuant to any loans from Host Marriott and deferred base management fees. Through December 31, 1996, base and incentive management fees not paid currently were waived by the Manager. Subsequent to December 31, 1996, any base and incentive management fees not paid are earned by the Manager and have been accrued by the Partnership. For the years ended December 31, 1998, 1997 and 1996, $815,280, $797,518 and $774,482 of base management fees and $436,798,
$802,359 and $467,633 of incentive management fees, respectively, were paid to the Manager. As of December 31, 1998 and 1997, respectively, $1,068,122 and $421,346 in incentive management fees were deferred.

   The management agreement also provides for a Residence Inn system fee equal to 4% of suite revenues. In addition, the Manager is reimbursed for each Inn's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchiser of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional and public relations materials and programs and the operation of a toll-free reservation system. Each Inn contributes 2.5% of suite revenues to the marketing fund. For the years ended December 31, 1998, 1997 and 1996, the Partnership paid Residence Inn system fees of $1,550,666, $1,516,902 and $1,471,520, reimbursed the Manager for $962,145, $764,094 and

                 MARRIOTT RESIDENCE INN USA LIMITED PARTNERSHIP

$748,229 of Chain Services and contributed $969,166, $948,064 and $919,701 to the marketing fund, respectively. The Partnership is required to provide the Manager with working capital to meet the operating needs of the Inns. As of December 31, 1998 and 1997, $642,500 had been advanced to the Manager for working capital.

   The management agreement also provides for the establishment of a property improvement fund for the Inns. Contributions to the property improvement fund are equal to 5% of gross revenues of each Inn. During 1998, 1997 and 1996, the Partnership contributed $2,038,199, $1,994,000 and $1,936,000, respectively, to the property improvement fund.

Note 7. Meriden Ground Lease

   On the Closing Date, the Partnership assumed all of Host Marriott's rights and obligations as tenant under the ground lease with respect to the land on which the Meriden Inn is located. The initial term of the ground lease will expire on August 14, 2013. The Partnership will have the option to extend the term thereof for up to ten consecutive periods of five years each. Rent for the initial term in the amount of $1,200,000 was prepaid by Host Marriott and is amortized on a straight-line basis over the initial term of the lease. Rent after the initial term will be prepaid in varying amounts at the beginning of each applicable extended term. As of December 31, 1998 and 1997, accumulated amortization of the prepaid ground rent was $319,791 and $274,196, respectively.

                        PRO FORMA FINANCIAL INFORMATION

   Crestline Capital Corporation's ("the Company") unaudited pro forma condensed consolidated statement of operations for fiscal year 1998 reflects the following transactions, as if such transactions had been completed at the beginning of the fiscal year:

  .  1998 acquisition of one senior living community;

  .  1998 prepayment of $26 million of debt;

  . 1998 repayment and forgiveness of $92 million of unsecured debt and a $15 million intercompany note treated as a capital contribution from Host Marriott Corporation ("Host Marriott");

  . 1998 and 1999 acquisition of minority interests in the Company's consolidated subsidiaries;

  . 1998 spin-off distribution of the Company by Host Marriott and the concurrent lease of 120 full-service hotels and sublease of 71 limited-service hotels;

  .  The asset management fee charged to Host Marriott;

  . Adjustment to corporate expenses as if the Company was operated on a stand-alone basis; and

  . Second quarter 1999 acquisition of a 77% limited partnership interest in a partnership that owns eleven limited-service hotels.

   The Company's unaudited pro forma condensed consolidated statement of operations for the twelve weeks ended March 26, 1999 reflects the acquisition of the 77% limited partnership interest in the partnership that owns eleven limited-service hotels as if the transaction had been completed at the beginning of the period presented. The Company's unaudited pro forma condensed consolidated balance sheet as of March 26, 1999 reflects the acquisition of the 77% limited partnership interest in this partnership as if the transactions had been completed on March 26, 1999.

   In the second quarter of 1999, the Company acquired a 74% limited partnership interest in the Marriott Residence Inn USA Limited Partnership (the "Partnership") from a private investor for $34.4 million in cash and the consolidation of $54.5 million of debt for a total consideration of $89 million. The purchase was partially financed through a $10 million draw on its revolving credit facility. In a separate transaction, the Company purchased an additional 3% limited partnership interest in the Partnership in the second quarter of 1999 for $1.6 million in cash increasing its ownership to a 77% limited partnership interest in the Partnership. The Partnership owns eleven Residence Inn limited-service hotels that are managed by Marriott International.

   On December 29, 1998, the Company was spun-off from Host Marriott as part of a series of transactions pursuant to which Host Marriott elected to be considered a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the spin-off distribution, the Company entered into agreements to lease or sublease 120 full-service hotels and 71 limited-service hotels from Host Marriott and agreements to provide asset management services to Host Marriott for its hotel portfolio for an annual fee of $4.5 million.

   During 1998, the Company acquired one senior living community, the Gables at Winchester, for $21 million. Also during 1998, Host Marriott prepaid approximately $26 million of the Company's mortgage debt and repaid $92 million of the Company's unsecured debt to Marriott International. The Company treated Host Marriott's prepayment of the mortgage debt as a capital contribution. Host Marriott's repayment of the Company's $92 million unsecured debt was repaid in exchange for a $92 million note due to Host Marriott with similar terms. The Company's $92 million note and an additional $15 million intercompany note were later forgiven by Host Marriott and treated as a capital contribution.

   The unaudited pro forma financial statements present the Company's financial position and results of operations as if the transactions discussed above were completed. These presentations do not purport to represent what its results of operations would actually have been if these transactions had in fact occurred on such date or at the beginning of such period or to project the Company's results of operations for any future date or period.

   The unaudited pro forma financial statements are based upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that the Company believes are reasonable under the circumstances and should be read in conjunction with its consolidated financial statements and notes thereto included elsewhere in its Form 10-K for the fiscal year ended January 1, 1999.

                 CRESTLINE CAPITAL CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              As of March 26, 1999
                                 (in thousands)

                                                            (A)
                                                           Hotel
                                             Historical Acquisition Pro Forma
                                             ---------- ----------- ----------
                   ASSETS
Property and equipment, net.................  $669,820    $88,344   $  758,164
Hotel working capital.......................    94,444        --        94,444
Due from hotel managers.....................    80,418      1,906       82,324
Due from Marriott Senior Living Services,
 net........................................    13,174        --        13,174
Other assets................................    35,122      2,151       37,273
Cash and cash equivalents...................    60,801    (35,965)      43,296
                                                           10,000
                                                            8,460
                                              --------    -------   ----------
                                              $953,779    $74,896   $1,028,675
                                              ========    =======   ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Debt:
  Mortgage debt.............................  $182,090    $54,478   $  246,568
                                                           10,000
  Other debt................................    29,759        --        29,759
                                              --------    -------   ----------
                                               211,849     64,478      276,327
  Hotel working capital notes payable to
   Host Marriott............................    94,444        --        94,444
                                              --------    -------   ----------
  Total debt................................   306,293     64,478      370,771
Accounts payable and accrued expenses.......    13,277      1,557       14,834
Other liabilities...........................    21,312      8,861       30,173
Due to Host Marriott........................    88,011        --        88,011
Deferred income taxes.......................    61,816        --        61,816
                                              --------    -------   ----------
  Total liabilities.........................   490,709     74,896      565,605
                                              --------    -------   ----------
Shareholders' equity:
  Common stock..............................       223        --           223
  Additional paid-in capital................   453,071        --       453,071
  Retained earnings.........................    14,170        --        14,170
  Treasury stock............................    (4,394)       --        (4,394)
                                              --------    -------   ----------
  Total shareholders' equity................   463,070        --       463,070
                                              --------    -------   ----------
                                              $953,779    $74,896   $1,028,675
                                              ========    =======   ==========

             See Notes to Unaudited Pro Forma Financial Statements

                 CRESTLINE CAPITAL CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       Twelve Weeks Ended March 26, 1999
                     (in thousands, except per share data)

                                                           (C)
                                                                        Pro
                                         Historical Hotel Acquisition  Forma
                                         ---------- ----------------- --------
REVENUES
Hotels
  Room..................................  $582,896       $ 9,288      $592,184
  Food and beverage.....................   256,450           --        256,450
  Other.................................    64,638           455        65,093
                                          --------       -------      --------
    Total hotels........................   903,984         9,743       913,727
                                          --------       -------      --------
Senior living communities
  Routine...............................    51,505           --         51,505
  Ancillary.............................     5,448           --          5,448
                                          --------       -------      --------
    Total senior living communities.....    56,953           --         56,953
                                          --------       -------      --------
Asset management........................     1,188           --          1,188
Equity in earnings of affiliates........       223           --            223
                                          --------       -------      --------
    Total revenue.......................   962,348         9,743       972,091
                                          --------       -------      --------
OPERATING COSTS AND EXPENSES
Hotels
 Property-level costs and expenses
  Rooms.................................   132,583         1,950       134,533
  Food and beverage.....................   187,971           --        187,971
  Other department and costs and
   deductions...........................   227,690         2,742       230,432
 Management fees........................    58,305           798        59,103
 Lease expense..........................   286,670           --        286,670
 Other operating costs and expenses.....       --          1,256         1,256
                                          --------       -------      --------
    Total hotels........................   893,219         6,746       899,965
                                          --------       -------      --------
Senior living communities
 Property-level costs and expenses
  Routine...............................    32,402           --         32,402
  Ancillary.............................     4,107           --          4,107
 Other operating costs and expenses.....    10,172           --         10,172
                                          --------       -------      --------
    Total senior living communities.....    46,681           --         46,681
                                          --------       -------      --------
Asset management........................     1,067           --          1,067
                                          --------       -------      --------
    Total operating costs and expenses..   940,967         6,746       947,713
                                          --------       -------      --------
Operating profit........................    21,381         2,997        24,378
Corporate expenses......................    (3,962)         (256)       (4,218)
Interest expense........................    (5,106)       (1,192)       (6,477)
                                                            (179)
Interest income.........................     1,072            96           868
                                                            (300)
                                          --------       -------      --------
Income before income taxes..............    13,385         1,166        14,551
Provision for income taxes..............    (5,488)         (478)       (5,966)
                                          --------       -------      --------
Net income..............................  $  7,897       $   688      $  8,585
                                          ========       =======      ========
Earnings per share......................  $    .35                    $    .39
                                          ========                    ========

             See Notes to Unaudited Pro Forma Financial Statements

                 CRESTLINE CAPITAL CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       Fiscal Year Ended January 1, 1999
                     (in thousands, except per share data)

                                          (B)          (C)          (D)        (E)      (F)         (G)
                                                                              Asset
                                                               Senior Living Manage-                Debt
                                     Hotel Leases     Hotel      Community    ment   Corporate  Refinancing/    Pro
                          Historical and Subleases Acquisition  Acquisition   Fees   Expenses    Repayment     Forma
                          ---------- ------------- ----------- ------------- ------- ---------  ------------ ----------
REVENUES
Hotels
 Room...................   $    --    $2,584,921     $38,767       $--       $  --   $    --      $   --     $2,623,688
 Food and beverage......        --     1,202,560         --         --          --        --          --      1,202,560
 Other..................        --       265,610       1,997        --          --        --          --        267,607
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total hotels...........        --     4,053,091      40,764        --          --        --          --      4,093,855
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Senior living
 communities
 Routine................    213,378          --          --         166         --        --          --        213,544
 Ancillary..............     27,899          --          --           2         --        --          --         27,901
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total senior living
  communities...........    241,277          --          --         168         --        --          --        241,445
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Asset management........        --           --          --         --        4,500       --          --          4,500
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total revenue..........    241,277    4,053,091      40,764        168       4,500       --          --      4,339,800
                           --------   ----------     -------       ----      ------  --------     -------    ----------
OPERATING COSTS AND
 EXPENSES
Hotels
 Property-level costs
  and expenses
 Rooms..................        --     1,035,922       8,021        --          --        --          --      1,043,943
 Food and beverage......        --     1,088,769         --         --          --        --          --      1,088,769
 Other department and
  costs and deductions..        --       336,810      11,489        --          --        --          --        348,299
 Management fees........        --       261,416       3,448        --          --        --          --        264,864
 Lease expense..........        --     1,285,310         --         --          --        --          --      1,285,310
 Other operating costs
  and expenses..........        --           --        5,729        --          --        --          --          5,729
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total hotels...........        --     4,008,227      28,687        --          --        --          --      4,036,914
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Senior living
 communities
 Property-level costs
  and expenses
 Routine................    138,099          --          --          82         --        --          --        138,181
 Ancillary..............     21,317          --          --           1         --        --          --         21,318
 Other operating costs
  and expenses..........     44,642          --          --          50         --        --          --         44,692
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total senior living
  communities...........    204,058          --          --         133         --        --          --        204,191
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Asset management........        --           --          --         --        4,500       --          --          4,500
                           --------   ----------     -------       ----      ------  --------     -------    ----------
 Total operating costs
  and expenses..........    204,058    4,008,227      28,687        133       4,500       --          --      4,245,605
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Operating profit........     37,219       44,864      12,077         35         --        --          --         94,195
Corporate expenses......     (6,360)         --         (894)       --          --    (11,016)        --        (18,270)
Interest expense........    (22,861)      (4,864)     (5,697)       --          --        --        4,789       (29,408)
                                                        (775)
Interest income.........      2,028          567         265          6         --        --          --          1,568
                                                      (1,298)
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Income (loss) before
 income taxes...........     10,026       40,567       3,678         41         --    (11,016)      4,789        48,085
Benefit (provision) for
 income taxes...........     (4,111)     (16,632)     (1,508)       (17)        --      4,517      (1,963)      (19,714)
                           --------   ----------     -------       ----      ------  --------     -------    ----------
Net income (loss).......   $  5,915   $   23,935     $ 2,170       $ 24      $   --  $ (6,499)    $ 2,826    $   28,371
                           ========   ==========     =======       ====      ======  ========     =======    ==========
Earnings per share......   $    .27                                                                          $     1.29
                           ========                                                                          ==========

             See Notes to Unaudited Pro Forma Financial Statements

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   A. Represents the adjustments to record the Company's acquisition of a 77% limited partnership interest in a partnership that owns eleven limited-service hotels in the second quarter of 1999.

   B. Represents the adjustments to record the historical hotel revenues and hotel operating costs and expenses and pro forma lease expense associated with the Company's leasing of 120 full-service hotels and 71 limited-service hotels from Host Marriott and the interest expense on the $94 million of hotel working capital notes from Host Marriott.

   C. Represents the adjustment to record the incremental operating results related to the Company's acquisition of the 77% limited partnership interest in a partnership that owns eleven limited-service hotels in the second quarter of 1999 as follows:

  --historical hotel revenues and operating costs and expenses including the depreciation expense reflecting the Company's basis in the assets;

  --the historical interest expense on the assumed mortgage;

  --interest expense on the $10 million draw on the revolving credit facility; and

  --reduction in interest income earned on the cash proceeds used to acquire the partnership.

   D. Represents the adjustment to record the historical revenues and operating costs and expenses related to the Company's acquisition of one senior living community in 1998.

   E. Represents the Company's asset management fees charged to Host Marriott associated with asset management agreements entered into with Host Marriott for an annual fee of $4.5 million.

   F. Represents the adjustment to record additional corporate expenses the Company would have expected to incur assuming the Company was operated on a stand-alone basis for the entire fiscal year 1998 and the elimination of minority interest expense included in corporate expenses related to the purchase of minority interests in its consolidated subsidiaries in 1998 and 1999. The adjustment for fiscal year 1998 includes the following (in thousands):

     Payroll costs..................................................... $ 4,747
     Rent and insurance................................................     815
     Other general and administrative..................................   5,454
                                                                        -------
                                                                        $11,016
                                                                        =======

   G. Represents the adjustments to eliminate interest expense on $133 million of debt either repaid or forgiven by Host Marriott during 1998.